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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements on Forms S-3 and S-4 (File Nos. 333-56842, 333-53326, 333-53874, 333-03534, 333-11705, 333-22249, 333-56842, 333-37492, 333-53320, 333-20921, 333-05483, and 333-101373) of SEACOR Holdings Inc. (formerly SEACOR SMIT Inc.) and in the related Prospectuses and the Registration Statements on Form S-8 (Nos. 333-12637, 333-56714, 333-105340 and 333-105346) of our reports dated March 14, 2005, with respect to the consolidated financial statements and schedule of SEACOR Holdings Inc., SEACOR Holdings Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of SEACOR Holdings Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

New Orleans, Louisiana
March 14, 2005

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm